Exhibit 99.4

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Mid Penn Bancorp, Inc. (the “Company”) as an Appendix to the Proxy Statement-Prospectus relating to the proposed acquisition by the Company of Riverview Financial Corporation contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement-Prospectus and Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement-Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Stephens Inc.

New York, New York

September 13, 2021

Stephens Inc.	111 Center Street	501-377-2000 t	www.stephens.com
	Little Rock, AR 72201	501-377-2666 f
800-643-9691